EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Lexent Inc.
New York, New York

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Lexent Inc. of our report dated February 1, 2000, except for Note 14, as to which the date is July 6, 2000, relating to the financial statements and financial statement schedule, which appears in Lexent Inc.'s Registration Statement on Form S-1 (No. 333-30660). We also consent to the reference to us under the heading "Experts" in the Reoffer Prospectus which is a part of such Registration Statement on Form S-8.

PriceewaterhouseCoopers LLP
New York, New York
September 1, 2000